United States

Securities And Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2009

Dover Motorsports, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure.

On November 2, 2009, we issued a press release announcing our financial results for the third quarter ended September 30, 2009. A copy of our press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 2.05 Costs Associated With Exit or Disposal Activities.

On October 30, 2009, we issued a press release announcing the closing of our Memphis Motorsports Park facility. As previously announced, the Memphis facility had been under an agreement of sale to Gulf Coast Entertainment but Gulf Coast was unable to secure financing. NASCAR has approved the realignment of our NASCAR Camping World Truck Series and NASCAR Nationwide Series events from Memphis Motorsports Park to our Nashville and Gateway facilities. A copy of our press release is attached hereto as Exhibit 99.2 and hereby incorporated by reference.

We expect to incur approximately $250,000 of costs to close the Memphis facility, primarily consisting of one-time termination benefits. We will provide additional financial details as we are able to estimate those amounts.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 2, 2009

99.2	Press Release dated October 30, 2009

99.3	Reconciliation of Operating Earnings to Adjusted EBITDA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ DENIS MCGLYNN
Denis McGlynn
President and Chief Executive Officer

Dated: November 2, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 2, 2009, issued by Dover Motorsports, Inc.

99.2	Press Release dated October 30, 2009, issued by Dover Motorsports, Inc.

99.3	Reconciliation of Operating Earnings to Adjusted EBITDA